EXHIBIT 99.01

El Paso Electric

NEWS RELEASE

For Immediate Release	Contact:	Investor
Date: November 3, 2005	Media	Relations:
	TeresaSouza	Steve Busser
	915/543-5823	915/543-5983
RachelleWilliams
915/543-2257

El Paso Electric Announces Third Quarter Financial Results

El Paso Electric (NYSE: EE) today reported net income for the quarter ended September 30, 2005, of $28.0 million, or $0.59 and $0.58 basic and diluted earnings per share, respectively. Net income for the same period last year was $25.7 million, or $0.54 basic and diluted earnings per share, which included an extraordinary item of $1.8 million, net of tax, or $0.04 basic and diluted earnings per share.

The increase in earnings for the quarter ended September 30, 2005, when compared to the quarter ended September 30, 2004, resulted primarily from higher revenues net of fuel costs from increased retail sales in 2005 and lower expenses from (i) decreased depreciation as a result of completing the recovery of certain fresh-start accounting related assets over the period of the Texas Rate Stipulation which ended in July 2005, (ii) decreased interest on long-term debt in 2005 resulting from debt refinancings in 2005, and (iii) a sales tax refund in 2005 resulting in lower operating expenses. The higher earnings in 2005 were partially offset by the recognition of the benefits of an IRS settlement in 2004 with no comparable amounts in 2005 and the accrual of incentive compensation in 2005 with no comparable amount in 2004.

“Earnings in the third quarter reflect several positive factors.” said Gary Hedrick, President and CEO. “Retail sales not only reflected good weather conditions but also a growing customer base. We refinanced almost $600 million of long-term debt in 2005, significantly lowering our debt costs both now and in the future and depreciation expense has been significantly reduced due to the full recovery of certain fresh-start accounting related assets.”

Year to Date

Net income for the nine months ended September 30, 2005, was $28.8 million, or $0.60 basic and diluted earnings per share. Net income for the same period last year was $36.4 million, or $0.77 and $0.76 basic and diluted earnings per share, respectively, which included an extraordinary item of $1.8 million, net of tax, or $0.04 basic and diluted earnings per share. The Company completed the refinancing of first mortgage bonds in

El Paso Electric    P.O. Box 982    El Paso, Texas 79960

June 2005 which resulted in a $12.1 million, net of tax, or $0.25 basic and diluted earnings per share loss on the extinguishment of debt for the nine months ended September 30, 2005. The loss on extinguishment of debt in 2005 was partially offset by an associated reduction in interest charges on long-term debt of $2.5 million, net of tax, or $.05 basic and diluted earnings per share and an additional reduction in interest charges of $0.5 million, net of tax, or $0.01 basic and diluted earnings per share related to the reissuing and remarketing of pollution control bonds in August 2005. In 2004, a loss on extinguishment of debt of $2.9 million, net of tax, or $0.06 basic and diluted earnings per share was incurred to buy back first mortgage bonds. The decrease in earnings was also due to the recognition of the benefits of an IRS settlement in 2004 with no comparable amount in 2005 and the accrual of incentive compensation expense in 2005. These decreases in earnings were partially offset by increased retail sales in 2005, decreased depreciation as a result of completing the recovery of certain fresh-start accounting related assets over the period of the Texas Rate Stipulation which ended in July 2005, and increased investment and interest income in 2005.

Stock and Debt Repurchases

Since the inception of the stock repurchase programs in 1999, EE has repurchased 15.3 million shares in total at an aggregate cost of $175.6 million, including commissions. No common stock was repurchased during the third quarter of 2005. EE may continue making purchases of its stock at open market prices and may engage in private transactions, where appropriate.

In June 2005, EE completed the refinancing of its outstanding first mortgage bonds by issuing $400 million of 6% senior notes and reacquiring or defeasing $359.4 million of first mortgage bonds with interest rates of 8.9% to 9.4%. In August 2005, EE reissued or remarketed $193.1 million of pollution control bonds at a lower cost of debt. Common stock equity as a percentage of capitalization, including the current portion of long-term debt and financing obligations, was 47% as of September 30, 2005.

EBITDA

The change in earnings before interest, income taxes, depreciation and amortization (“EBITDA”) for the quarter and nine months ended September 30, 2005, compared to the same periods in 2004, are as follows (in thousands):

	Quarter Ended	Nine Months Ended
September 30, 2004	$63,346	$150,117
Changes in:
Increased retail base revenues	9,349	7,721
Reduced operation and maintenance due to sales tax refund and related interest income	1,883	1,883
Decreased (increased) loss on extinguishment of debt	824	(14,756)
Incentive compensation accrual	(2,212)	(3,820)
Accrual for Texas fuel case	(1,458)	(1,458)
Increased outside services	(1,352)	(383)
Other	15	1,071

September 30, 2005	$70,395	$140,375

Management and some members of the investment community utilize EBITDA to measure financial performance on an ongoing basis. EBITDA is traditionally defined as earnings before interest, taxes, depreciation and amortization. This non-GAAP measure should be considered in addition to, not as a substitute for or superior to, net income, consolidated statements of cash flows, or other measures of financial performance prepared in accordance with GAAP.

El Paso Electric    P.O. Box 982    El Paso, Texas 79960

Conference Call

A conference call to discuss third quarter 2005 earnings and earnings guidance is scheduled for 4 p.m. Eastern Time, Thursday, November 3, 2005. The dial-in number is 800-857-5735 with a passcode of 2005. The conference leader will be Scott Wilson, Senior Vice President and Chief Financial Officer of EE. A replay will run through November 18, 2005. The dial-in number is 888-566-0509 and a passcode is not required for the replay. The conference call will be webcast live on EE’s website found at http://www.epelectric.com and on http://www.streetevents.com and http://www.vcall. A replay of the webcast will be available shortly after the call.

Safe Harbor

This news release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (i) increased prices for fuel and purchased power and the possibility that regulators may not permit EE to pass through all such increased costs to customers; (ii) determinations by regulators that may adversely affect EE’s ability to recover previously incurred fuel costs in rates; (iii) fluctuations in economy margins due to uncertainty in the economy power market; (iv) unanticipated increased costs associated with scheduled and unscheduled outages; (v) the cost of replacing steam generators for Palo Verde Units 1 and 3 and other costs at Palo Verde; (vi) the costs of legal defense and possible judgments which may accrue as the result of ongoing litigation arising out of the FERC investigation or any other regulatory proceeding; (vii) deregulation of the electric utility industry and (viii) other factors detailed by EE in its public filings with the Securities and Exchange Commission. EE’s filings are available from the Securities and Exchange Commission or may be obtained through EE’s website, www.epelectric.com. Any such forward-looking statement is qualified by reference to these risks and factors. EE cautions that these risks and factors are not exclusive. EE does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of EE except as required by law.

El Paso Electric    P.O. Box 982    El Paso, Texas 79960

El Paso Electric Company’s consolidated results of operations for the quarter ended September 30, 2005 and 2004, are summarized as follows (In thousands except for share data):

	Quarter Ended September 30,
	2005	2004
Operating revenues, net of energy expenses	$137,234	$128,393
Other operating expenses	67,206	64,415
Depreciation and amortization	18,750	23,396
Other income (deductions)	367	(632)
Interest charges	7,555	11,554
Income tax expense	16,078	4,458

Income before extraordinary item	28,012	23,938
Extraordinary item, net (1)	—	1,802

Net income	$28,012	$25,740

Basic earnings per share:
Income before extraordinary item	0.59	0.50
Extraordinary item, net	—	0.04

Net income	$0.59	$0.54

Weighted average number of shares outstanding	47,826,500	47,456,759

Diluted earnings per share:
Income before extraordinary item	0.58	0.50
Extraordinary item, net	—	0.04

Net income	$0.58	$0.54

Weighted average number of shares and dilutive potential shares outstanding	48,590,859	48,092,572

	Quarter Ended September 30,
	2005	2004
Reconciliation of EBITDA to Cash Flow from Operations:
EBITDA (2)	$70,395	$63,346
Interest, taxes and non-cash operating expenses:
Interest expense	(7,555)	(11,554)
Income tax expense	(16,078)	(4,458)
Non-cash operating expenses	7,341	7,905

Non-operating activities:
Loss on extinguishment of debt	30	854

Change in assets and liabilities:
Accrued interest	2,613	(389)
Deferred income taxes	21,200	(6,808)
Deferred fuel costs	(26,400)	(3,887)
Other current assets	(13,617)	(828)
Other current liabilities	17,014	2,620
Other deferred charges and credits	(2,786)	(6,151)

Cash Flow from Operating Activities	$52,157	$40,650

(1)	Net of income tax expense of $1.0 million.
(2)	EBITDA is defined as net income before interest, income taxes, depreciation and amortization, and extraordinary item.

El Paso Electric Company’s consolidated results of operations for the nine months ended September 30, 2005 and 2004, are summarized as follows (In thousands except for share data):

	Nine Months Ended September 30,
	2005	2004
Operating revenues, net of energy expenses	$353,723	$345,004
Other operating expenses	195,276	189,690
Depreciation and amortization	66,175	69,822
Other income (deductions)	(18,072)	(5,197)
Interest charges	28,810	35,229
Income tax expense	16,583	10,515

Income before extraordinary item	28,807	34,551
Extraordinary item, net (1)	—	1,802

Net income	$28,807	$36,353

Basic earnings per share:
Income before extraordinary item	$0.60	$0.73
Extraordinary item, net	—	0.04

Net income	$0.60	$0.77

Weighted average number of shares outstanding	47,646,788	47,469,393

Diluted earnings per share:
Income before extraordinary item	$0.60	$0.72
Extraordinary item, net	—	0.04

Net income	$0.60	$0.76

Weighted average number of shares and dilutive potential shares outstanding	48,183,301	47,991,751

	Nine Months Ended September 30,
	2005	2004
Reconciliation of EBITDA to Cash Flow from Operations:
EBITDA (2)	$140,375	$150,117
Interest, taxes and non-cash operating expenses:
Interest expense	(28,810)	(35,229)
Income tax expense	(16,583)	(10,515)
Non-cash operating expenses	20,720	20,555

Non-operating activities:
Loss on extinguishment of debt	19,448	4,692

Change in assets and liabilities:
Accrued interest	(3,712)	(1,007)
Deferred income taxes	22,983	(7,892)
Deferred fuel costs	(44,481)	(12,298)
Other current assets	(26,272)	(9,177)
Other current liabilities	7,027	10,513
Other deferred charges and credits	(7,975)	(1,498)

Cash Flow from Operating Activities	$82,720	$108,261

(1)	Net of income tax expense of approximately $1.0 million.
(2)	EBITDA is defined as net income before interest, income taxes, depreciation and amortization, and extraordinary item.

El Paso Electric Company’s consolidated results of operations for the twelve months ended September 30, 2005 and 2004, are summarized as follows (In thousands except for share data):

	Twelve Months Ended September 30,
	2005	2004
Operating revenues, net of energy expenses	$456,472	$444,763
Other operating expenses	266,896	250,570
Depreciation and amortization	89,725	92,036
Other income (deductions)	(17,103)	(5,055)
Interest charges	39,857	46,894
Income tax expense	15,266	13,471

Income before extraordinary item	27,625	36,737
Extraordinary item, net (1)	—	1,802

Net income	$27,625	$38,539

Basic earnings per share:
Income before extraordinary item	$0.58	$0.77
Extraordinary item, net	—	0.04

Net income	$0.58	$0.81

Weighted average number of shares outstanding	47,559,379	47,531,797

Diluted earnings per share:
Income before extraordinary item	$0.57	$0.76
Extraordinary item, net	—	0.04

Net income	$0.57	$0.80

Weighted average number of shares and dilutive potential shares outstanding	48,162,904	48,039,553

	Twelve Months Ended September 30,
	2005	2004
Reconciliation of EBITDA to Cash Flow from Operations:
EBITDA (2)	$172,473	$189,138
Interest, taxes and non-cash operating expenses:
Interest expense	(39,857)	(46,894)
Income tax expense	(15,266)	(13,471)
Non-cash operating expenses	27,828	25,882

Non-operating activities:
Loss on extinguishment of debt	20,112	4,692

Change in assets and liabilities:
Accrued interest	(3,802)	(912)
Deferred income taxes	31,276	(4,246)
Deferred fuel costs	(48,636)	(5,467)
Other current assets	(22,590)	4,205
Other current liabilities	9,610	1,942
Other deferred charges and credits	(12,603)	(371)

Cash Flow from Operating Activities	$118,545	$154,498

(1)	Net of income tax expense of approximately $1.0 million.
(2)	EBITDA is defined as net income before interest, income taxes, depreciation and amortization, and extraordinary item.

Quarter Ended September 30, 2005 and 2004 (In thousands):

	2005	2004	Increase (Decrease)
kWh sales:
Retail:
Residential	673,092	586,905	14.7%
Commercial and industrial, small	642,342	618,039	3.9%
Commercial and industrial, large	309,002	311,814	(0.9)%
Sales to public authorities	374,459	346,887	7.9%

Total retail sales	1,998,895	1,863,645	7.3%

Wholesale:
Sales for resale	12,800	11,163	14.7%
Economy sales	360,157	536,151	(32.8	)%(1)

Total wholesale sales	372,957	547,314	(31.9)%

Total kWh sales	2,371,852	2,410,959	(1.6)%

Operating revenues:
Base revenues:
Retail:
Residential	$59,599	$52,420	13.7%
Commercial and industrial, small	48,030	47,036	2.1%
Commercial and industrial, large	11,161	11,237	(0.7)%
Sales to public authorities	20,747	19,495	6.4%

Total retail base revenues	139,537	130,188	7.2%
Wholesale:
Sales for resale	508	481	5.6%

Total base revenues	140,045	130,669	7.2%

Fuel revenues	74,260	47,499	56.3	%(2)
Economy sales	23,640	23,382	1.1%
Other	4,086	3,391	20.5	%(3)(4)

Total operating revenues	$242,031	$204,941	18.1%

Capital Expenditures	$22,583	$16,525

Cash Interest Payments	$6,030	$12,309

Depreciation and Amortization	$18,750	$23,396

EBITDA	$70,395	$63,346

(1)	Primarily due to decreased sales as a result of higher retail load and increased outages at Palo Verde.
(2)	Primarily due to an increase in recoverable fuel expenses, as a result of an increase in the price and volume of natural gas burned and an increase in purchased power costs.
(3)	Primarily due to increased transmission revenues.
(4)	Represents revenues with no related kWh sales.

Nine Months Ended September 30, 2005 and 2004 (In thousands):

	2005	2004	Increase (Decrease)
kWh sales:
Retail:
Residential	1,608,976	1,523,708	5.6%
Commercial and industrial, small	1,631,809	1,629,402	0.1%
Commercial and industrial, large	883,862	930,649	(5.0)%
Sales to public authorities	977,947	949,559	3.0%

Total retail sales	5,102,594	5,033,318	1.4%

Wholesale:
Sales for resale	34,016	33,916	0.3%
Economy sales	1,193,299	1,454,125	(17.9	)%(1)

Total wholesale sales	1,227,315	1,488,041	(17.5)%

Total kWh sales	6,329,909	6,521,359	(2.9)%

Operating revenues:
Base revenues:
Retail:
Residential	$142,296	$134,572	5.7%
Commercial and industrial, small	126,964	126,483	0.4%
Commercial and industrial, large	31,271	32,540	(3.9)%
Sales to public authorities	55,883	55,098	1.4%

Total retail base revenues	356,414	348,693	2.2%
Wholesale:
Sales for resale	1,340	1,393	(3.8)%

Total base revenues	357,754	350,086	2.2%

Fuel revenues	160,531	123,843	29.6	%(2)
Economy sales	62,024	60,873	1.9%
Other	10,207	8,197	24.5	%(3)(4)

Total operating revenues	$590,516	$542,999	8.8%

Capital Expenditures	$58,352	$46,535

Cash Interest Payments	$35,034	$37,310

Depreciation and Amortization	$66,175	$69,822

EBITDA	$140,375	$150,117

(1)	Primarily due to decreased sales as a result of higher retail load and increased outages at Palo Verde.
(2)	Primarily due to an increase in recoverable fuel expenses, as a result of an increase in the price and volume of natural gas burned and an increase in purchased power costs.
(3)	Primarily due to increased transmission revenues.
(4)	Represents revenues with no related kWh sales.

Twelve Months Ended September 30, 2005 and 2004 (In thousands):

	2005	2004	Increase (Decrease)
kWh sales:
Retail:
Residential	2,071,353	1,972,172	5.0%
Commercial and industrial, small	2,118,229	2,125,297	(0.3)%
Commercial and industrial, large	1,189,639	1,246,923	(4.6)%
Sales to public authorities	1,271,391	1,242,308	2.3%

Total retail sales	6,650,612	6,586,700	1.0%

Wholesale:
Sales for resale	41,194	42,603	(3.3)%
Economy sales	1,577,641	1,932,287	(18.4	)%(1)

Total wholesale sales	1,618,835	1,974,890	(18.0)%

Total kWh sales	8,269,447	8,561,590	(3.4)%

Operating revenues:
Base revenues:
Retail:
Residential	$182,476	$173,889	4.9%
Commercial and industrial, small	166,241	166,293	0.0%
Commercial and industrial, large	41,881	43,709	(4.2)%
Sales to public authorities	73,505	73,003	0.7%

Total retail base revenues	464,103	456,894	1.6%
Wholesale:
Sales for resale	1,622	1,743	(6.9)%

Total base revenues	465,725	458,637	1.5%

Fuel revenues	197,740	151,792	30.3	%(2)
Economy sales	79,684	79,042	0.8%
Other	12,996	10,481	24.0	%(3)(4)

Total operating revenues	$756,145	$699,952	8.0%

Capital Expenditures	$84,316	$74,070

Cash Interest Payments	$47,116	$49,643

Depreciation and Amortization	$89,725	$92,036

EBITDA	$172,473	$189,138

(1)	Primarily due to decreased sales as a result of higher retail load and increased outages at Palo Verde.
(2)	Primarily due to an increase in recoverable fuel expenses, as a result of an increase in the price and volume of natural gas burned.
(3)	Primarily due to increased transmission revenues.
(4)	Represents revenues with no related kWh sales.

At September 30, 2005 and 2004 (In thousands, except number of shares and book value per share):

	2005	2004
Cash and Temporary Investments	$24,161	$34,578

Common Stock Equity	$552,022	$533,237
Long-term Debt, Net of Current Portion	590,832	557,201
Financing Obligations, Net of Current Portion	19,092	—

Total Capitalization	$1,161,946	$1,090,438

Current Portion of Long-Term Debt and
Financing Obligations	$20,842	$39,986

Number of Shares	47,985,765	47,401,765

Book Value Per Common Share	$11.50	$11.25

Number of Retail Customers	339	331